Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned Directors of FMC Corporation (the “Company”) does hereby nominate, constitute and appoint W. Kim Foster, Thomas C. Deas, Jr. and Andrea E. Utecht, and each or any of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a registration statement or statements on Form S-8 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to shares of common stock of the Company to be issued under the Company’s Savings and Investment Plan, and to file the same (including any amendments to such registration statement and any additional registration statements filed in accordance with General Instruction E to Form S-8 to register additional securities), with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF each of the undersigned has executed this Power of Attorney this 5th day of December, 2003.

B.A. BRIDGEWATER, JR B.A. Bridgewater, Jr.	ENRIQUE J. SOSA Enrique J. Sosa

PATRICIA A. BUFFLER Patricia A. Buffler	JAMES R. THOMPSON James R. Thompson

EDWARD J. MOONEY Edward J. Mooney	WILLIAM G. WALTER William G. Walter

G. PETER D’ALOIA G. Peter D’Aloia	C. SCOTT GREER C. Scott Greer

WILLIAM F. REILLY William F. Reilly